UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 3, 2020
THERMON GROUP HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-35159	27-2228185
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

7171 Southwest Parkway
Building 300,	Suite 200
Austin	TX	78735
(Address of principal executive offices)		(Zip code)

Registrant’s telephone number, including area code: (512) 690-0600
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	THR	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging Growth Company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 3, 2020, Thermon Group Holdings, Inc. (the “Company”) promoted Kevin Fox, currently Vice President, Corporate Development, to Senior Vice President and Chief Financial Officer, effective February 12, 2021. In connection with his promotion, Mr. Fox will receive an annual base salary of $275,000 and is eligible to participate in the Company’s 2012 Short-Term Incentive Plan with a target bonus of 50% of his annual base salary, prorated for time served in his new position. In addition, Mr. Fox will receive a one-time equity award of restricted stock units under the Company’s 2020 Long-Term Incentive Plan. The award will have a grant date value of $150,000 and cliff vest on the third anniversary of the grant date.

Mr. Fox (age 36) joined the Company in March 2019 as Vice President, Corporate Development. In this role, Mr. Fox manages the Corporate Development, Investor Relations and the global Marketing activities of the Company. Prior to joining the Company, Mr. Fox served in various roles of increasing responsibility in strategy, corporate development and finance with General Electric Company from 2006 to 2019. Mr. Fox holds a B.A. from Boston College and a M.B.A. from Northwestern University’s Kellogg School of Management.

There are no family relationships between Mr. Fox and any director or executive officer of the Company and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

In connection with this transition, Jay Peterson, Senior Vice President and Chief Financial Officer, will cease to serve in such role and will terminate employment with the Company, effective February 12, 2021. Mr. Peterson’s separation is not the result of any dispute or disagreement with respect to the Company’s accounting principles, practices or financial statement disclosures. Subject to the execution of a Transition and Consulting Agreement and General Release (the “Transition & Consulting Agreement”), Mr. Peterson will receive the severance pay and benefits for a termination without cause pursuant to the terms of the Company’s executive severance plan, as described in the Company’s proxy statement for its 2020 annual general meeting of stockholders. In addition, Mr. Peterson’s equity awards will vest on a pro-rata basis for a termination without cause in accordance with the terms of the underlying equity award agreements under the Company’s 2011 Amended and Restated Long-Term Incentive Plan. Mr. Peterson will serve as a consultant with the Company to assist in the transition of his responsibilities through June 11, 2021. In consideration for his consulting services, Mr. Peterson will receive a fixed amount equal to $20,868.75 for each month of service.

A copy of the press release issued by the Company on December 8, 2020, regarding this transition is attached as Exhibit 99.1 to this report.

Item 9.01	Financial Statements and Exhibits.
(d)	Exhibits.

Exhibit No.	Description of Exhibit

99.1	Press Release, dated December 8, 2020.

SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

December 8, 2020	THERMON GROUP HOLDINGS, INC.
	By:	/s/	Ryan Tarkington
Ryan Tarkington
General Counsel & Corporate Secretary